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                                                                     EXHIBIT 5


                        BLANK ROME TENZER GREENBLATT LLP
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174








                                 February __, 2000




MediaBay, Inc.
20 Community Place
Morristown, New Jersey 07960


Gentlemen:

         You have requested our opinion with respect to the sale by MediaBay, Inc., a Florida corporation (the "Company") pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Act"), of : (i) up to ___________ shares (the "Shares") of common stock, no par value of the Company ("Common Stock").

         We have examined originals, or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuiness of all signatures appearing on all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company. Based upon the foregoing, it is our opinion that the Shares when sold, paid for and issued as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion in the Registration Statement, and to the use of our name as counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                                 Very truly yours,

                                        /s/ Blank Rome Tenzer Greenblatt LLP

                                          BLANK ROME TENZER GREENBLATT LLP